Exhibit 99.1

SPARK I ACQUISITION CORPORATION ANNOUNCES ADDITIONAL CONTRIBUTION OF $0.10 PER SHARE TO TRUST ACCOUNT FOR EXTENSION

PALO ALTO, Calif., September 29, 2026 (GLOBE NEWSWIRE) – Spark I Acquisition Corporation (the “Company”) (OTC: “SPKLF”) today announced that it has agreed to contribute a one-time deposit into the Company’s trust account (the “Additional Contribution”) in the amount of $0.10 per each Class A ordinary share of the Company originally included in the units sold in the Company’s initial public offering (the “public shares”) that is not redeemed in connection with the Company’s extraordinary general meeting of shareholders (the “EGM”) held to approve the extension of the Company’s time in which it has to consummate its initial business combination from September 29, 2026 to March 29, 2027. The Additional Contribution will occur on Monday October 5, 2026 and will increase the per share price payable by the Company to its public shareholders in connection with (i) any redemptions relating to the Company’s extraordinary general meeting of shareholders held to approve the proposed business combination with ZincFive, Inc. (“ZincFive”) or (ii) the Company’s liquidation, whichever is earlier. The Additional Contribution will be in addition to the monthly deposits to the Company’s trust account by the Company’s sponsor.

Any public shareholders who have previously submitted a redemption request to Continental Stock Transfer & Trust Company, the Company’s transfer agent (“Continental”), in connection with the EGM may withdraw their redemption request by contacting Continental no later than 5:00 p.m., Eastern time, on Friday October 2, 2026. Public shareholders who previously submitted redemption requests who do not withdraw such requests prior to October 2, 2026 will receive the original redemption price for their shares, which is estimated to be approximately $10.92 per share.

To withdraw redemption requests, contact Continental using the below contact information prior to 5:00 p.m., Eastern time, on Friday October 2, 2026:

SPAC Redemption Team

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Email: spacredemptions@continentalstock.com

About Spark I Acquisition Corporation

Spark I Acquisition Corporation is a special purpose acquisition company formed by SparkLabs Group, a leading global network of startup accelerators and venture capital funds, with bases in Korea, the United States (Silicon Valley), Taiwan, Australia, and Saudi Arabia. SparkLabs Group has been an investor in many of the global AI ecosystem’s defining companies.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, its ability to complete an initial business combination, including its business combination with ZincFive, within the required time period or, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors” and in other reports the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

INVESTOR CONTACT

Spark I / SparkLabs Group

Eunbit Jang

VP of Communications

ebjang@sparklabs.co.kr